FOR IMMEDIATE RELEASE	Tuesday, July 22, 2014

Gannett Co., Inc. Reports Record Broadcasting Revenue and Adjusted EBITDA; 16% Increase in Non-GAAP Earnings per Diluted Share to $0.67; Earnings per Diluted Share of $0.90 on a GAAP Basis

Highlights for the quarter include the following:

•	Overall company revenue growth of 12 percent, pro forma revenue growth of 2 percent

•	Strong Broadcasting Segment revenue increased 88 percent, a 13 percent increase on a pro forma basis

•	Adjusted EBITDA rose 28 percent to $354 million driven by strong Broadcasting and Digital Segment results

•	Free Cash Flow of $307 million, 78 percent year-over-year increase

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) today reported non-GAAP earnings per diluted share of $0.67 for the second quarter compared to $0.58 for the second quarter of 2013, a 15.5 percent increase. The company's acquisition of Belo Corp. drove significant growth in Broadcasting Segment results while the Digital and Publishing Segments also contributed to strongly profitable results for the quarter.

Gracia Martore, president and chief executive officer, said, “Our very strong second quarter results reflect the outstanding progress we’ve made in our strategic transformation, positioning Gannett to compete effectively in today’s multi-media landscape. Our expanded broadcast portfolio drove overall company margin expansion during the quarter, as we continue to transform Gannett into a higher margin, higher growth business. In fact, our Broadcasting and Digital Segments generated approximately two-thirds of our Adjusted EBITDA during the quarter. However, the pressure on national advertising across media impacted results for our Publishing and Broadcasting Segments in the quarter.”

Martore continued, “We generated over $300 million in free cash flow during the quarter from the strength of our operations as well as the proceeds from the sale of Apartments.com. We are confident that we’ll continue to generate healthy levels of cash, which - coupled with our strong balance sheet - provide us with ample financial flexibility to continue to invest in our transformation to bolster continued growth. Looking toward the rest of 2014, we anticipate very strong political advertising demand in the third and fourth quarters and we are well positioned to capture a significant portion of that revenue opportunity.”

CONTINUING OPERATIONS

On April 1, 2014, Classified Ventures completed its sale of Apartments.com. Gannett owns a 26.9 percent interest in Classified Ventures and, as a result, received a cash distribution of $155 million in proceeds from Classified Ventures. On June 19, 2014, the company and Sander Media LLC announced the completion of the previously announced sale of KTVK-TV and KASW-TV in Phoenix for $231 million. The total purchase price of the television station sales including KMOV-TV in St. Louis was approximately$408 million. The company's previously announced acquisition of six of London Broadcasting Company’s television stations in Texas for $215 million was completed on July 8, 2014.

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Total operating revenues in the second quarter were 12.1 percent higher compared to the second quarter in 2013 and totaled $1.46 billion. The increase reflects Broadcasting Segment revenue growth of approximately 88 percent, due primarily to the acquisition of Belo Corp. and 4.2 percent growth in Digital Segment revenues. Publishing Segment revenues were 4.1 percent lower in the quarter. Total company revenue on a pro forma basis, had Gannett owned the Belo television stations during the same quarter last year and excluding results for Captivate and the impact of the sale of Apartments.com, were 1.5 percent higher in the quarter.

Net income attributable to Gannett on a non-GAAP basis was $154.6 million in the quarter, 14.4 percent higher compared to the second quarter of 2013. Operating income on the same basis grew 28.4 percent to $294.2 million reflecting primarily the expansion of our television station portfolio. Adjusted EBITDA (a non-GAAP term detailed in Table 2) was substantially higher in the quarter, up 27.6 percent to $353.5 million compared to $276.9 million in second quarter of 2013.

Special items in the second quarter of 2014 include: operating charges of $51.7 million ($0.16 per share) representing primarily workforce restructuring, other transformation costs and asset impairments; non-operating income of $143.5 million ($0.39 per share) reflecting principally the pre-tax gain from the sale of Apartments.com. Special items in the second quarter of 2013 totaled $35.7 million ($0.10 per share) due primarily to workforce restructuring charges and transformation costs.

The table below details second quarter results on a GAAP and non-GAAP basis.

Dollars in thousands, except per share amounts

	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Jun. 29, 2014	Workforce restructuring	Other transformation costs	Asset impairment	Non-operating items	Thirteen weeks ended Jun. 29, 2014
Operating income	$242,502	$22,917	$12,588	$16,187	$—	$294,194
Equity income in unconsolidated investees, net	156,540	—	—	—	(147,990)	8,550
Other non-operating items	(2,982)	—	—	—	4,480	1,498
Income before income taxes	331,912	22,917	12,588	16,187	(143,510)	240,094
Provision for income taxes	106,000	8,600	4,900	800	(52,300)	68,000
Net income	225,912	14,317	7,688	15,387	(91,210)	172,094
Net income attributable to Gannett Co., Inc.	208,467	14,317	7,688	15,387	(91,210)	154,649
Net income per share - diluted	$0.90	$0.06	$0.03	$0.07	$(0.39)	$0.67

Operating expenses including special charges noted above totaled $1.22 billion in the quarter compared to $1.10 billion in the second quarter of 2013. The 10.7 percent increase reflects the Belo acquisition primarily. On a non-GAAP basis, operating expenses were up 8.6 percent to $1.17 billion. Pro forma non-GAAP operating expenses declined almost 1 percent compared to the second quarter in 2013. A decline in Publishing Segment expenses which reflects the impact of cost control and efficiency efforts were partially offset by increases in Broadcasting and Digital Segment expenses supporting revenue growth.

BROADCASTING

Broadcasting Segment revenues of $398.3 million were almost 88 percent higher in the quarter compared to the second quarter last year. The increase reflects the impact of the Belo acquisition in addition to substantially higher retransmission revenue and political advertising across all of our stations.

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The following table summarizes the year-over-year changes in select revenue categories. Digital revenues are included in the “Other” category.

Broadcasting Revenue Detail Dollars in thousands

	Thirteen weeks ended June 29, 2014	Percentage change from thirteen weeks ended June 30, 2013
		Reported	Pro Forma (a)
Core (Local & National)	$261,551	74%	(2%)
Political	16,569	***	***
Retransmission (b)	88,654	141%	67%
Other	31,484	40%	10%
Total	$398,258	88%	13%

(a) The pro forma figures are presented as if the acquisition of Belo Corp. and the Captivate disposition occurred at the beginning of 2013.
(b) Reverse compensation to network affiliates is included as part of programming costs and therefore not included in this line.

Broadcasting Segment revenues on a pro forma basis were up 13.4 percent compared to the second quarter in 2013. On the same basis, retransmission revenues were 66.6 percent higher and totaled $88.7 million. Politically related advertising revenue reached $16.6 million compared to $2.8 million in the second quarter a year ago. Pro forma digital revenues in the Broadcasting Segment were 15.2 percent higher in the quarter reflecting increasing traction from digital marketing services products. National advertising trends impacted core revenue in the quarter resulting in a 2.0 percent decline compared to the second quarter in 2013. An increase of almost 1 percent in local revenue was more than offset by a 7.3 percent decline in national revenue.

Broadcasting Segment non-GAAP operating expenses totaled $221.6 million in the quarter, up 3.1 percent on a pro forma basis, due in large part to higher reverse network compensation and digital initiative investments. Non-GAAP operating income was $176.7 million while Adjusted EBITDA totaled $194.2 million, increases of 80.1 percent and 84.8 percent, respectively, compared to the second quarter last year. On a pro forma basis, non-GAAP operating income was up significantly, 29.6 percent, and Adjusted EBITDA increased 26.0 percent.

Based on current trends and including a full quarter of results for the former Belo stations, we expect the percentage increase in total television revenues for the third quarter of 2014 to be in the high nineties compared to the third quarter of 2013. On a pro forma basis, the percentage increase in total television revenues in the third quarter of 2014 is projected to be in the high teens compared to the third quarter of 2013.

PUBLISHING

Publishing Segment revenues in the quarter totaled $867.4 million, a 4.1 percent decline compared to $904.2 million in the second quarter of 2013. On a pro forma basis, which excludes the impact of the sale of Apartments.com, Publishing Segment revenues were 3.7 percent lower. The decline reflects continued pressure on advertising demand, particularly domestic national advertising, partially offset by higher revenue associated with digital advertising and marketing solutions.

Advertising revenues were $530.2 million, a 5.7 percent decline compared to $562.5 million in the second quarter of 2013. Pro forma advertising revenues were 5.1 percent lower. On the same basis, retail and classified advertising comparisons in the second quarter were better than first quarter year-over-year comparisons. Employment advertising was up 1.3 percent in the quarter. Excluding national advertising, which was 16.3 percent lower in the quarter, advertising revenue year-over-year comparisons improved sequentially.

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Advertising revenue at Newsquest was virtually flat, in pounds, as national advertising was 8.9 percent higher and retail advertising was unchanged. Year-over-year comparisons, in pounds, for all the major advertising categories improved relative to first quarter comparisons. A summary of the year-over-year percent change for each of the company's advertising categories can be found on Table 3.

Circulation revenues were $277.9 million, down just 0.6 percent from $279.7 million in the second quarter in 2013. An increase in circulation revenue at Newsquest was offset by circulation revenue declines at domestic publishing operations. At local domestic publishing sites, home delivery circulation revenue was up in the quarter due, in part, to strategic pricing actions associated with enhanced content.

Pro forma Publishing Segment digital revenues were up 6.9 percent in the quarter reflecting growth in digital marketing solutions and digital advertising. At Newsquest, digital revenues were 24.6 percent higher in local currency while digital revenues at USA TODAY and its associated businesses increased 13.7 percent. Pro forma digital revenues at local domestic publishing operations were up 4.3 percent.

Non-GAAP Publishing Segment operating expenses were $767.8 million in the quarter, a decline of 3.2 percent due largely to continuing cost efficiency efforts.

Operating income on a non-GAAP basis totaled $99.6 million in the quarter while Adjusted EBITDA was $127.1 million.
DIGITAL

Digital Segment operating revenues totaled $194.4 million, a 4.2 percent increase from the second quarter in 2013. The revenue growth was driven primarily by higher revenues at CareerBuilder reflecting strong sales of its human capital software-as-a-service products. Operating expenses in the Digital Segment were 4.9 percent higher as CareerBuilder continued to invest in its sales staff expansion as well as technology support for its human capital software solutions. Digital Segment operating income was $35.7 million in the quarter and Adjusted EBITDA was $45.3 million.

Pro forma digital revenues company-wide, including the Digital Segment and all digital revenues generated by the other business segments, reached $396.9 million, an increase of 6.0 percent. Higher revenue associated with CareerBuilder, digital marketing solutions products and digital advertising drove the increase.

At the end of the quarter, Gannett had approximately 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. In June, Gannett's consolidated domestic Internet audience was 57.5 million unique visitors reaching 25.2 percent of the Internet audience, according to comScore Media Metrix. USATODAY.com is one of the most popular news sites and the USA TODAY app is a top news app with 20.3 million downloads across iPad, iPhone, Android, Windows and Kindle Fire. USA TODAY mobile visitors continued to grow in June and nearly doubled from June 2013 to approximately 40 million with a 40 percent increase in mobile visitor reach to 23 percent, according to comScore Mobile Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 119.8 million monthly page impressions from approximately 17.8 million unique users in June 2014.

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NON-OPERATING ITEMS

The company's equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.

Equity income in unconsolidated investees totaled $156.5 million in the quarter reflecting primarily the gain from the sale of Apartments.com. Excluding special items in the quarter equity income was $8.6 million, a 9.3 percent decline compared to $9.4 million in the second quarter of 2013.

Interest expense was $64.1 million in the quarter compared to $36.2 million in the second quarter of 2013 reflecting debt issuance associated with the Belo acquisition offset, in part, by a lower average interest rate. Excluding special items, other non-operating income in the quarter would have been $1.5 million compared to an expense of $0.3 million in the second quarter of 2013.

Net cash flow from operating activities was $188.9 million in the quarter. Free cash flow (a non-GAAP measure) totaled $307.1 million, a 77.7 percent increase from the second quarter of 2013. The increase reflects the sale of Apartments.com offset by $41.3 million in pension contributions during the quarter. The balance of long-term debt was $3.45 billion and total cash was $430.7 million at quarter end.

During the second quarter, the company purchased approximately 1.4 million shares for $37.9 million.

* * * *

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read together with financial information presented on a GAAP basis.

The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, transformation costs, non-cash asset impairment charges, certain gains and expenses recognized in non-operating categories and certain credits and charges to its income tax provision.

The company believes that such expenses, charges and credits are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between years and with peer group companies. Workforce restructuring and transformation expenses primarily relate to incremental expenses the company has incurred to consolidate or outsource production processes and centralize other functions. Workforce restructuring expenses include payroll and related benefit costs. It also includes charges related to the company’s partial withdrawal from certain multi-employer pension plans. Other transformation costs include incremental expenses incurred by the company to execute on its transformation and growth plan, including those related to the company’s recently completed Belo acquisition and incremental expenses associated with optimizing the company’s real estate portfolio. Transformation costs also include amortization of acquired advertising contracts. In connection with the acquisition of Belo, Gannett recognized intangible assets for Belo's advertising contracts. Unlike most intangible assets which have useful lives of several years, these intangible assets had a benefit period and related amortization period that is less than three months from the date of acquisition. Asset impairment charges reflect non-cash charges to reduce the book value of certain intangible assets to their respective fair value, as the company’s projections for the business underlying the related asset had declined.

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The company’s non-operating results for 2014 and 2013 included a gain and certain expenses that the company considers special and not indicative of normal ongoing operations:

•
The company recognized a pretax gain of $148 million related to the Classified Ventures sale of its Apartments.com business. The company owns a minority stake in Classified Ventures. This gain is reflected in the line Equity income in unconsolidated investees, net.

•
Other non-operating items for 2014 included special charges primarily related to the early retirement of the company’s 9.375% notes due in 2017. The charges included a call premium paid as well as the write off of unamortized debt issuance costs and original issue discount.

•
Other non-operating items for 2013 includes Belo acquisition related expenses and a currency loss related to the weakening of the British pound associated with the downgrade of the U.K. sovereign credit rating.

The income tax provision for 2014 year to date reflects a special charge of $23.8 million related to Gannett’s sale of its interest in television station KMOV-TV in St. Louis, MO, in February 2014. The income tax provision for 2013 year to date included special credits related to reserve releases as a result of federal and state exam resolutions.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. Adjusted EBITDA is defined as net income attributable to Gannett before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation costs, (8) asset impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income attributable to Gannett. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons. Tabular reconciliations for the non-GAAP financial measures are contained in Tables 4 through 8 attached to this news release.

* * * *

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company's web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 800-946-0786 and international callers should dial 719-325-2132 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 3951575. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number

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719-457-0820. The confirmation code for the replay is 3951575. Materials related to the call will be available through the Investor Relations section of the company's web site Tuesday morning.

About Gannett
Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people - and the companies who want to reach them - with their interests and communities. For more information, visit www.gannett.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	jmgaines@gannett.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1
	Thirteen weeks ended Jun. 29, 2014	Thirteen weeks ended Jun. 30, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$398,258	$211,962	87.9
Publishing advertising	530,183	562,476	(5.7)
Publishing circulation	277,851	279,655	(0.6)
All other Publishing	59,331	62,100	(4.5)
Digital	194,381	186,506	4.2
Total	1,460,004	1,302,699	12.1

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	775,627	726,869	6.7
Selling, general and administrative expenses, exclusive of depreciation	353,779	320,615	10.3
Depreciation	44,850	38,467	16.6
Amortization of intangible assets	14,471	9,368	54.5
Facility consolidation and asset impairment charges	28,775	4,498	***
Total	1,217,502	1,099,817	10.7
Operating income	242,502	202,882	19.5

Non-operating (expense) income:
Equity income in unconsolidated investees, net	156,540	9,424	***
Interest expense	(64,148)	(36,174)	77.3
Other non-operating items	(2,982)	(9,791)	(69.5)
Total	89,410	(36,541)	***

Income before income taxes	331,912	166,341	99.5
Provision for income taxes	106,000	39,600	***
Net income	225,912	126,741	78.2
Net income attributable to noncontrolling interests	(17,445)	(13,121)	33.0
Net income attributable to Gannett Co., Inc.	$208,467	$113,620	83.5

Net income per share - basic	$0.92	$0.50	84.0
Net income per share - diluted	$0.90	$0.48	87.5

Weighted average number of common shares outstanding:
Basic	226,132	228,837	(1.2)
Diluted	232,106	234,636	(1.1)

Dividends declared per share	$0.20	$0.20	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Twenty-six weeks ended Jun. 29, 2014	Twenty-six weeks ended Jun. 30, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$780,526	$403,542	93.4
Publishing advertising	1,031,483	1,088,975	(5.3)
Publishing circulation	559,927	565,627	(1.0)
All other Publishing	118,018	120,862	(2.4)
Digital	374,116	361,428	3.5
Total	2,864,070	2,540,434	12.7

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,543,159	1,446,593	6.7
Selling, general and administrative expenses, exclusive of depreciation	708,992	634,730	11.7
Depreciation	89,614	77,393	15.8
Amortization of intangible assets	32,214	18,496	74.2
Facility consolidation and asset impairment charges	43,595	9,283	***
Total	2,417,574	2,186,495	10.6
Operating income	446,496	353,939	26.2

Non-operating (expense) income:
Equity income in unconsolidated investees, net	165,031	17,218	***
Interest expense	(133,796)	(71,579)	86.9
Other non-operating items	(23,730)	(11,374)	***
Total	7,505	(65,735)	***

Income before income taxes	454,001	288,204	57.5
Provision for income taxes	158,500	45,000	***
Net income	295,501	243,204	21.5
Net income attributable to noncontrolling interests	(27,875)	(25,019)	11.4
Net income attributable to Gannett Co., Inc.	$267,626	$218,185	22.7

Net income per share - basic	$1.18	$0.95	24.2
Net income per share - diluted	$1.15	$0.93	23.7

Weighted average number of common shares outstanding:
Basic	226,681	229,116	(1.1)
Diluted	232,187	234,866	(1.1)

Dividends declared per share	$0.40	$0.40	—

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2
	Thirteen weeks ended Jun. 29, 2014	Thirteen weeks ended Jun. 30, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$398,258	$211,962	87.9
Publishing	867,365	904,231	(4.1)
Digital	194,381	186,506	4.2
Total	$1,460,004	$1,302,699	12.1

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Broadcasting	$171,322	$98,092	74.7
Publishing	53,239	85,192	(37.5)
Digital	35,695	35,277	1.2
Corporate	(17,754)	(15,679)	13.2
Total	$242,502	$202,882	19.5

Depreciation, amortization and facility consolidation and asset impairment charges:
Broadcasting	$20,621	$6,974	***
Publishing	53,123	31,415	69.1
Digital	9,603	9,383	2.3
Corporate	4,749	4,561	4.1
Total	$88,096	$52,333	68.3

Adjusted EBITDA (a):
Broadcasting	$194,163	$105,066	84.8
Publishing	127,059	138,334	(8.2)
Digital	45,298	44,660	1.4
Corporate	(13,005)	(11,118)	17.0
Total	$353,515	$276,942	27.6

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2 (continued)
	Twenty-six weeks ended Jun. 29, 2014	Twenty-six weeks ended Jun. 30, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$780,526	$403,542	93.4
Publishing	1,709,428	1,775,464	(3.7)
Digital	374,116	361,428	3.5
Total	$2,864,070	$2,540,434	12.7

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Broadcasting	$325,871	$181,768	79.3
Publishing	96,227	145,329	(33.8)
Digital	59,519	58,881	1.1
Corporate	(35,121)	(32,039)	9.6
Total	$446,496	$353,939	26.2

Depreciation, amortization and facility consolidation and asset impairment charges:
Broadcasting	$47,815	$13,909	***
Publishing	89,714	63,651	40.9
Digital	17,891	18,490	(3.2)
Corporate	10,003	9,122	9.7
Total	$165,423	$105,172	57.3

Adjusted EBITDA (a):
Broadcasting	$375,906	$195,677	92.1
Publishing	210,103	236,073	(11.0)
Digital	77,410	77,371	0.1
Corporate	(25,118)	(22,917)	9.6
Total	$638,301	$486,204	31.3

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

PUBLISHING SEGMENT REVENUE COMPARISONS Gannett Co., Inc. and Subsidiaries Unaudited

Table No. 3

The following percentage changes for the Publishing Segment advertising and classified revenue categories are presented as if the sale of Apartments.com occurred at the beginning of 2013.

Second quarter 2014 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment

Retail	(4.7%)	(0.1%)	(3.4%)
National	(18.5%)	8.9%	(16.3%)
Classified:
Automotive	(3.5%)	(6.1%)	(2.8%)
Employment	(6.5%)	9.4%	1.3%
Real Estate	(4.7%)	(9.1%)	(2.9%)
Legal	(3.7%)	—%	(3.7%)
Other	(8.3%)	(4.2%)	(4.2%)
Total classified	(4.9%)	(1.9%)	(1.9%)
Total advertising	(7.3%)	(0.5%)	(5.1%)

Year-to-date 2014 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment

Retail	(5.8%)	(2.2%)	(4.7%)
National	(10.6%)	(4.1%)	(9.6%)
Classified:
Automotive	(2.6%)	(5.5%)	(2.0%)
Employment	(7.4%)	7.4%	(0.4%)
Real Estate	(4.8%)	(9.7%)	(3.7%)
Legal	(5.3%)	—%	(5.3%)
Other	(9.2%)	(6.0%)	(5.8%)
Total classified	(5.5%)	(3.1%)	(3.0%)
Total advertising	(6.6%)	(2.9%)	(5.0%)

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 4 through No. 8 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 4
	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Jun. 29, 2014	Workforce restructuring	Other transformation costs	Asset impairment	Non-operating items	Thirteen weeks ended Jun. 29, 2014
Cost of sales and operating expenses, exclusive of depreciation	$775,627	$(21,160)	$—	$—	$—	$754,467
Selling, general and administrative expenses, exclusive of depreciation	353,779	(1,757)	—	—	—	352,022
Facility consolidation and asset impairment charges	28,775	—	(12,588)	(16,187)	—	—
Operating expenses	1,217,502	(22,917)	(12,588)	(16,187)	—	1,165,810
Operating income	242,502	22,917	12,588	16,187	—	294,194
Equity income in unconsolidated investees, net	156,540	—	—	—	(147,990)	8,550
Other non-operating items	(2,982)	—	—	—	4,480	1,498
Total non-operating (expense) income	89,410	—	—	—	(143,510)	(54,100)
Income before income taxes	331,912	22,917	12,588	16,187	(143,510)	240,094
Provision for income taxes	106,000	8,600	4,900	800	(52,300)	68,000
Net income	225,912	14,317	7,688	15,387	(91,210)	172,094
Net income attributable to Gannett Co., Inc.	208,467	14,317	7,688	15,387	(91,210)	154,649
Net income per share - diluted	$0.90	$0.06	$0.03	$0.07	$(0.39)	$0.67

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Jun. 30, 2013	Workforce restructuring	Other transformation costs	Non-operating items	Thirteen weeks ended Jun. 30, 2013
Cost of sales and operating expenses, exclusive of depreciation	$726,869	$(18,039)	$—	$—	$708,830
Selling, general and administrative expenses, exclusive of depreciation	320,615	(3,688)	—	—	316,927
Facility consolidation charges	4,498	—	(4,498)	—	—
Operating expenses	1,099,817	(21,727)	(4,498)	—	1,073,592
Operating income	202,882	21,727	4,498	—	229,107
Other non-operating items	(9,791)	—	—	9,479	(312)
Total non-operating (expense) income	(36,541)	—	—	9,479	(27,062)
Income before income taxes	166,341	21,727	4,498	9,479	202,045
Provision for income taxes	39,600	8,600	1,800	3,800	53,800
Net income	126,741	13,127	2,698	5,679	148,245
Net income attributable to Gannett Co., Inc.	113,620	13,127	2,698	5,679	135,124
Net income per share - diluted (a)	$0.48	$0.06	$0.01	$0.02	$0.58

(a) Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

Table No. 4 (continued)
	GAAP Measure	Special Items					Non-GAAP Measure
	Twenty-six weeks ended Jun. 29, 2014	Workforce restructuring	Other transformation costs	Asset impairment	Non-operating items	Special tax charge	Twenty-six weeks ended Jun. 29, 2014
Cost of sales and operating expenses, exclusive of depreciation	$1,543,159	$(23,887)	$—	$—	$—	$—	$1,519,272
Selling, general and administrative expenses, exclusive of depreciation	708,992	(2,495)	—	—	—	—	706,497
Amortization of intangible assets	32,214	—	(4,480)	—	—	—	27,734
Facility consolidation and asset impairment charges	43,595	—	(27,408)	(16,187)	—	—	—
Operating expenses	2,417,574	(26,382)	(31,888)	(16,187)	—	—	2,343,117
Operating income	446,496	26,382	31,888	16,187	—	—	520,953
Equity income in unconsolidated investees, net	165,031	—	—	—	(147,990)	—	17,041
Other non-operating items	(23,730)	—	—	—	24,880	—	1,150
Total non-operating (expense) income	7,505	—	—	—	(123,110)	—	(115,605)
Income before income taxes	454,001	26,382	31,888	16,187	(123,110)	—	405,348
Provision for income taxes	158,500	9,800	13,100	800	(44,000)	(23,800)	114,400
Net income	295,501	16,582	18,788	15,387	(79,110)	23,800	290,948
Net income attributable to Gannett Co., Inc.	267,626	16,582	18,788	15,387	(79,110)	23,800	263,073
Net income per share - diluted	$1.15	$0.07	$0.08	$0.07	$(0.34)	$0.10	$1.13

	GAAP Measure	Special Items				Non-GAAP Measure
	Twenty-six weeks ended Jun. 30, 2013	Workforce restructuring	Other transformation costs	Non-operating items	Special tax benefits	Twenty-six weeks ended Jun. 30, 2013
Cost of sales and operating expenses, exclusive of depreciation	$1,446,593	$(22,530)	$—	$—	$—	$1,424,063
Selling, general and administrative expenses, exclusive of depreciation	634,730	(4,563)	—	—	—	630,167
Facility consolidation charges	9,283	—	(9,283)	—	—	—
Operating expenses	2,186,495	(27,093)	(9,283)	—	—	2,150,119
Operating income	353,939	27,093	9,283	—	—	390,315
Equity income in unconsolidated investees, net	17,218	—	—	731	—	17,949
Other non-operating items	(11,374)	—	—	12,476	—	1,102
Total non-operating (expense) income	(65,735)	—	—	13,207	—	(52,528)
Income before income taxes	288,204	27,093	9,283	13,207	—	337,787
Provision for income taxes	45,000	10,700	3,700	4,400	27,800	91,600
Net income	243,204	16,393	5,583	8,807	(27,800)	246,187
Net income attributable to Gannett Co., Inc.	218,185	16,393	5,583	8,807	(27,800)	221,168
Net income per share - diluted	$0.93	$0.07	$0.02	$0.04	$(0.12)	$0.94

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5

"Adjusted EBITDA", a non-GAAP measure, is defined as net income attributable to Gannett before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation costs, (8) asset impairment charges (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income, follow:

Thirteen weeks ended Jun. 29, 2014:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$208,467
Net income attributable to noncontrolling interests					17,445
Provision for income taxes					106,000
Interest expense					64,148
Equity income in unconsolidated investees, net					(156,540)
Other non-operating items					2,982
Operating income (GAAP basis)	$171,322	$53,239	$35,695	$(17,754)	$242,502
Workforce restructuring	2,220	20,697	—	—	22,917
Other transformation costs	3,109	9,479	—	—	12,588
Asset impairment charges	—	16,187	—	—	16,187
Adjusted operating income (non-GAAP basis)	176,651	99,602	35,695	(17,754)	294,194
Depreciation	11,627	23,476	4,998	4,749	44,850
Amortization	5,885	3,981	4,605	—	14,471
Adjusted EBITDA (non-GAAP basis)	$194,163	$127,059	$45,298	$(13,005)	$353,515

Thirteen weeks ended Jun. 30, 2013:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$113,620
Net income attributable to noncontrolling interests					13,121
Provision for income taxes					39,600
Interest expense					36,174
Equity income in unconsolidated investees, net					(9,424)
Other non-operating items					9,791
Operating income (GAAP basis)	$98,092	$85,192	$35,277	$(15,679)	$202,882
Workforce restructuring	—	21,727	—	—	21,727
Other transformation costs	—	4,498	—	—	4,498
Adjusted operating income (non-GAAP basis)	98,092	111,417	35,277	(15,679)	229,107
Depreciation	6,793	22,776	4,337	4,561	38,467
Amortization	181	4,141	5,046	—	9,368
Adjusted EBITDA (non-GAAP basis)	$105,066	$138,334	$44,660	$(11,118)	$276,942

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5 (continued)

Twenty-six weeks ended Jun. 29, 2014:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$267,626
Net income attributable to noncontrolling interests					27,875
Provision for income taxes					158,500
Interest expense					133,796
Equity income in unconsolidated investees, net					(165,031)
Other non-operating items					23,730
Operating income (GAAP basis)	$325,871	$96,227	$59,519	$(35,121)	$446,496
Workforce restructuring	2,220	24,162	—	—	26,382
Other transformation costs	12,865	19,023	—	—	31,888
Asset impairment charges	—	16,187	—	—	16,187
Adjusted operating income (non-GAAP basis)	340,956	155,599	59,519	(35,121)	520,953
Depreciation	23,324	46,736	9,551	10,003	89,614
Adjusted amortization (non-GAAP basis)	11,626	7,768	8,340	—	27,734
Adjusted EBITDA (non-GAAP basis)	$375,906	$210,103	$77,410	$(25,118)	$638,301

Twenty-six weeks ended Jun. 30, 2013:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$218,185
Net income attributable to noncontrolling interests					25,019
Provision for income taxes					45,000
Interest expense					71,579
Equity income in unconsolidated investees, net					(17,218)
Other non-operating items					11,374
Operating income (GAAP basis)	$181,768	$145,329	$58,881	$(32,039)	$353,939
Workforce restructuring	—	27,093	—	—	27,093
Other transformation costs	—	9,283	—	—	9,283
Adjusted operating income (non-GAAP basis)	181,768	181,705	58,881	(32,039)	390,315
Depreciation	13,547	46,001	8,723	9,122	77,393
Amortization	362	8,367	9,767	—	18,496
Adjusted EBITDA (non-GAAP basis)	$195,677	$236,073	$77,371	$(22,917)	$486,204

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 6

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is defined as "Net cash flow from operating activities" as reported on the statement of cash flows reduced by "Purchase of property, plant and equipment" as well as "Payments for investments" and increased by "Proceeds from investments." The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company's capital program, repay indebtedness, add to the company's cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

	Thirteen weeks ended Jun. 29, 2014	Twenty-six weeks ended Jun. 29, 2014

Net cash flow from operating activities	$188,937	$354,939
Purchase of property, plant and equipment	(35,054)	(56,905)
Payments for investments	(4,318)	(5,318)
Proceeds from investments	157,556	163,315
Free cash flow	$307,121	$456,031

TAX RATE CALCULATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 7

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Thirteen weeks ended Jun. 29, 2014	Thirteen weeks ended Jun. 30, 2013	Thirteen weeks ended Jun. 29, 2014	Thirteen weeks ended Jun. 30, 2013

Income before taxes (per Table 4)	$331,912	$166,341	$240,094	$202,045
Noncontrolling interests (per Table 1)	(17,445)	(13,121)	(17,445)	(13,121)
Income before taxes attributable to Gannett Co., Inc.	$314,467	$153,220	$222,649	$188,924

Provision for income taxes (per Table 4)	$106,000	$39,600	$68,000	$53,800

Effective tax rate	33.7%	25.8%	30.5%	28.5%

	GAAP		Non-GAAP
	Twenty-six weeks ended Jun. 29, 2014	Twenty-six weeks ended Jun. 30, 2013	Twenty-six weeks ended Jun. 29, 2014	Twenty-six weeks ended Jun. 30, 2013

Income before taxes (per Table 4)	$454,001	$288,204	$405,348	$337,787
Noncontrolling interests (per Table 1)	(27,875)	(25,019)	(27,875)	(25,019)
Income before taxes attributable to Gannett Co., Inc.	$426,126	$263,185	$377,473	$312,768

Provision for income taxes (per Table 4)	$158,500	$45,000	$114,400	$91,600

Effective tax rate	37.2%	17.1%	30.3%	29.3%

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8

A reconciliation of the company's Broadcasting Segment revenues and expenses on an as reported basis to a pro forma basis is below:

Thirteen weeks ended Jun. 30, 2013:
	Gannett (as reported)	Belo (as reported)	Pro forma adjustments (a)	Gannett pro forma combined

Broadcasting revenue:
Local/national	$150,737	$137,451	$(21,396)	$266,792
Political	1,886	1,154	(243)	2,797
Retransmission	36,820	18,811	(2,428)	53,203
Other	22,519	16,091	(10,056)	28,554
Total broadcasting revenue	211,962	173,507	(34,123)	351,346

Broadcasting expenses	113,870	124,521	(23,350)	215,041
Broadcasting operating income	$98,092	$48,986	$(10,773)	$136,305

(a) The pro forma adjustments include reductions to revenues and expenses for the former Belo stations in Phoenix, AZ and St. Louis, MO totaling $27 million and $21 million, respectively. Subsidiaries of Gannett and Sander Media, a holding company that has a station-operation agreement with Gannett, agreed to sell these stations upon receiving government approval. KMOV-TV, the television station in St. Louis, was sold in February 2014 and the two television stations in Phoenix were sold in June 2014. Pro forma adjustments also include reductions to revenues and expenses for Captivate that totaled $7 million and $6 million, respectively, as Gannett sold its controlling interest in Captivate in the third quarter of 2013. The pro forma adjustment for broadcasting expense reflects the addition of $6 million of amortization for definite-lived intangible assets as if the acquisition of Belo had occurred on the first day of 2013. In addition, the pro forma adjustment for broadcasting expense removes $3 million of merger costs incurred by Belo.

Twenty-six weeks ended Jun. 30, 2013:
	Gannett (as reported)	Belo (as reported)	Pro forma adjustments (b)	Gannett pro forma combined

Broadcasting revenue:
Local/national	$287,351	$263,111	$(41,997)	$508,465
Political	3,527	1,793	(644)	4,676
Retransmission	72,942	37,696	(4,879)	105,759
Other	39,722	31,245	(19,002)	51,965
Total broadcasting revenue	403,542	333,845	(66,522)	670,865

Broadcasting expenses	221,774	244,658	(43,855)	422,577
Broadcasting operating income	$181,768	$89,187	$(22,667)	$248,288

(b) The pro forma adjustments include reductions to revenues and expenses for the former Belo stations in Phoenix, AZ and St. Louis, MO totaling $53 million and $41 million, respectively. Subsidiaries of Gannett and Sander Media, a holding company that has a station-operation agreement with Gannett, agreed to sell these stations upon receiving government approval. KMOV-TV, the television station in St. Louis, was sold in February 2014 and the two television stations in Phoenix were sold in June 2014. Pro forma adjustments also include reductions to revenues and expenses for Captivate that totaled $13 million and $12 million, respectively, as Gannett sold its controlling interest in Captivate in the third quarter of 2013. The pro forma adjustment for broadcasting expense reflects the addition of $12 million of amortization for definite-lived intangible assets as if the acquisition of Belo had occurred on the first day of 2013. In addition, the pro forma adjustment for broadcasting expense removes $3 million of merger costs incurred by Belo.